Tecogen Initiates Transition to Quotation on OTC Capital Markets OTCQX Best Market

WALTHAM, MA, June 9, 2020– Tecogen Inc. (NASDAQ: TGEN), a clean energy company providing ultra-efficient and clean on-site power, heating and cooling equipment, announced that it will file a Form 25 with the Securities and Exchange Commission on June 9, 2020 to notify the SEC of the voluntary delisting of its shares of common stock from Nasdaq. As previously announced, Tecogen is transitioning the quotation of its shares to OTC Markets Group Inc.’s OTCQX Best Market.
Tecogen shares are expected to be quoted on the OTCQX Best Market on or about June 19, 2020, following its voluntary delisting from Nasdaq Capital Markets which will be effective June 19, 2020. Trading of Tecogen shares on Nasdaq will be temporarily suspended for trading on Nasdaq on June 9, 2020, and will resume trading on Nasdaq during the period June 10 through June 18, 2020 until the delisting from Nasdaq becomes effective.
Also as previously reported, Tecogen is withdrawing its shares of common stock from registration under Section 12(b) of the Securities Exchange Act of 1934 and its duty to file reports under Section 13(a) will be suspended. However, following the effectiveness of such de-registration, Tecogen intends to file annual, quarterly, and current reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs and maintains high efficiency, ultra-clean, cogeneration products including combined heat and power, air conditioning systems and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely" or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of

Tecogen Inc.
45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors,” among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
Tecogen Media & Investor Relations Contact Information: Benjamin Locke, CEO
P: (781) 466-6402
E: Benjamin.Locke@Tecogen.com

Tecogen Inc.
45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com